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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3, of our reports dated January 24, 1997 (except for Notes 17 and 18, for which the dates are February 15, 1997 and July 31, 1997, respectively), on our audits of the financial statements and financial statement schedules of American Business Information, Inc. as of December 31, 1996 and 1995, and for the three years ended December 31, 1996, which report is included in the Company's 1996 Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."

                                    /s/ Coopers & Lybrand L.L.P.

                                    COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
September 4, 1997